Exhibit 99.1

Investor Inquiries Cindy Klimstra Vice President, Investor Relations (847) 968-0268	Media Inquiries Gary Ross Sr. Manager, Corporate Communications (847) 371-5048

CDW ANNOUNCES DATE FOR SPECIAL MEETING OF SHAREHOLDERS

Shareholders to Vote on Merger Agreement with an Affiliate of Madison Dearborn Partners, LLC

VERNON HILLS, Ill. – July 13, 2007 – CDW Corporation (NASDAQ: CDWC), a leading provider of technology products and services to business, government and education, announced today that it will hold a special meeting of CDW shareholders on Thursday, August 9, 2007, at 5:30 p.m. (Central Daylight Savings Time). The meeting will be held at CDW’s Woodland Falls office at 26125 North Riverwoods Boulevard in Mettawa, Illinois. Shareholders of record as of the close of business on Thursday, July 5, 2007, will be entitled to notice of and to vote at the special meeting. Meeting materials are expected to be mailed to CDW shareholders of record beginning Monday, July 16, 2007.

At this meeting, CDW shareholders will vote on the previously announced merger agreement providing for the acquisition of CDW by VH Holdings, Inc., which upon closing of the merger will be controlled by investment funds affiliated with Madison Dearborn Partners, LLC and Providence Equity Partners Inc. For more information, please see the definitive proxy statement CDW filed today with the Securities and Exchange Commission.

CDW’s board of directors has approved the merger agreement and recommends approval of the merger agreement by CDW shareholders. Completion of the transaction is subject to certain conditions, including shareholder approval, regulatory approval and other customary closing conditions.

The meeting will be webcast live on the Company’s Web site at http://www.cdw.com/investor and a replay will be available for approximately two weeks.

About CDW

CDW®, ranked No. 342 on the FORTUNE 500, is a leading provider of technology solutions for business, government and education. CDW is a principal source of technology products and services including top name brands such as Acer, Adobe, APC, Apple, Cisco, EMC, Fujitsu, HP, IBM, Lenovo, Microsoft, Panasonic, Quantum, Samsung, Sony, Symantec, ViewSonic and Xerox. CDW’s direct model offers customers one-on-one relationships with knowledgeable account managers and access to approximately 820 on-staff engineers and advanced technology specialists who customize solutions for customers’ complex technology needs. CDW also provides same-day product shipping and post-sales technical support.

CDW was founded in 1984 and as of March 31, 2007, employed approximately 5,640 coworkers. In 2006, the company generated sales of $6.8 billion. For more information, visit CDW.com.

Where You Can Find Additional Information

In connection with the proposed merger between CDW and an affiliate of Madison Dearborn Partners LLC, CDW filed with the SEC, and is furnishing to its shareholders, a definitive proxy statement soliciting proxies for the meeting of its shareholders to be held with respect to the Merger. CDW SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT CAREFULLY BECAUSE IT CONTAINS IMPORTANT INFORMATION. CDW shareholders and other interested parties can obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. CDW shareholders and other interested parties can also obtain, without charge, a copy of the proxy statement and other relevant documents by directing a request by mail or telephone to CDW Corporation, 200 N. Milwaukee Ave., Vernon Hills, Illinois 60061, Attention: Corporate Secretary, telephone: (847) 465-6000, or from CDW’s website, http://www.cdw.com.

CDW and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from shareholders of CDW with respect to the proposed transaction. Information regarding the persons who may be considered “participants” in the solicitation of proxies is set forth in the definitive proxy statement described above.

Statements about the expected timing, completion and effects of the proposed merger between CDW and an affiliate of Madison Dearborn Partners, LLC, and all other statements in this filing other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, each of which is qualified in its entirety by reference to the following cautionary statements. Forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements. CDW may not be able to complete the proposed merger because of a number of factors, including, among other things, the failure to obtain shareholder approval, the failure of financing or the failure to satisfy other closing conditions. Other risks and uncertainties that may affect forward-looking statements are described in the reports filed by CDW with the SEC under the Securities Exchange Act of 1934, as amended, including without limitation CDW’s Annual Report on Form 10-K for the year ended December 31, 2006.

For more information about CDW: Visit CDW on the Internet at http://www.cdw.com. Contact CDW Investor Relations via the Internet at investorrelations@cdw.com or by telephone at 847-419-6328

CDW is a registered trademark and CDW@work is a trademark of CDW Corporation. Other company and product names may be trademarks of their respective owners.